Exhibit 99.1

Contacts:
Media	Investors
Brad Bishop	Marc Ostermann	Sam Leno
574-372-4291	574-371-8515	574-372-4790
bradley.bishop@zimmer.com	marc.ostermann@zimmer.com	sam.leno@zimmer.com

Zimmer Reports First Quarter 2005 Financial Results

Highlights

•	Net Sales of $829 million represents an increase of 12% (includes 2% increase due to changes in foreign exchange rates)

•	Worldwide Reconstructive Sales increased 13% (includes 2% increase due to changes in foreign exchange rates) with Americas Reconstructive Sales increasing 17%

•	Record adjusted* margins — 77% gross, 31% operating and 21% net reported; 77% gross, 33% operating and 23% net adjusted*

•	Diluted EPS were $0.70 reported, and $0.75 adjusted*, an increase of 34% adjusted* over prior year

•	Operating cash flow of $153 million, total debt reduced to $426 million with cash on hand $75 million and resulting in net debt* of $351 million

•	Increasing annual 2005 diluted EPS guidance to approximately $2.86 reported and $3.00 adjusted*, representing a 24% adjusted* growth over prior year

(WARSAW, IN) April 25, 2005 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended March 31, 2005. For the quarter, the Company announced net sales of $829 million and diluted earnings per share of $0.70 reported and $0.75 adjusted*, exceeding the high end of the Company’s guidance and First Call estimates of $812 million and $0.67 adjusted*, respectively. Reported results include acquisition and integration expenses and inventory step-up, as applicable.

“Zimmer is off to a good start in 2005, powered by the strength of our knee replacement product sales, particularly in the Americas where we experienced a 22% increase, double digit growth from our spine business for the first time since acquiring Centerpulse and record margins,” said Ray Elliott, Zimmer Chairman, President and CEO. “In February, the American Academy of

Orthopaedic Surgeons’ meeting took place, providing a perfect showcase for our new developments in Minimally Invasive Solutions™ (MIS™) Procedures and Technologies, electromagnetic surgical navigation and Trabecular Metal™ Technology applications. Education and innovation remain the keys to our success. During the first quarter, Zimmer Institutes trained approximately 450 surgeons globally on MIS techniques—more than double the same quarter last year. We will continue to pursue the marriage of improved patient quality of life and measurable economic value added to our health care system.”

Zimmer continued to build on its industry leadership in MIS Procedures and Technologies with the release of a white paper evaluating more than 1,000 patient outcomes and associated economic benefits of the Company’s MIS 2-Incision™ Hip Replacement Procedure. When compared to conventional hip replacement, the MIS 2-Incision technique, as taught worldwide at Zimmer Institute facilities, saved an average of 30% in costs while improving three month clinical outcomes by more than 30%. The Company also launched a new MIS procedure in February, the Anterolateral Hip Replacement technique, to appeal to a broader range of surgeon philosophies and to date has trained more than 150 surgeons.

“The acquisitions of Centerpulse and Implex continue to exceed our expectations, both in the marketplace and financially,” said Elliott. “By year end, we expect to complete our cross-selling training and realize more than $100 million in annual expense synergies.”

The following table provides sales results by geographic segment and product category, as well as the percent change compared to the prior year quarter and the impact of changes in foreign exchange rates.

NET SALES — THREE MONTHS ENDED MARCH 31, 2005
(in millions, unaudited)

	Net	%	FX
	Sales	Growth	Impact**
Geographic Segments
Americas	$480	14%	1%
Europe	235	9	5
Asia Pacific	114	9	4
Total	829	12	2

Product Categories
Reconstructive
Americas	386	17	1
Europe	214	8	5
Asia Pacific	90	9	4
Total	690	13	2

Knees
Americas	223	22	0
Europe	89	16	6
Asia Pacific	37	10	4
Total	349	19	2

Hips
Americas	132	9	0
Europe	112	3	5
Asia Pacific	48	7	4
Total	292	6	3

Extremities	16	11	3

Dental	33	19	2

Trauma	46	1	2

Spine	38	14	1

Orthopaedic Surgical Products	55	6	2

** Effect of changes in foreign exchange rates on growth

Net earnings for the quarter were $174 million on a reported basis, and were $187 million adjusted*, an increase of 36% adjusted* over the prior year. Diluted earnings per share for the quarter were $0.70 reported and were $0.75 adjusted*, an increase of 34% adjusted* over the prior year.

Guidance

The Company is reaffirming its full year 2005 sales guidance, estimated to be in a range of $3,325 million to $3,345 million which represents approximately 12% growth over prior year. Additionally, the Company is reaffirming its second quarter sales guidance estimate of approximately 15% growth over the prior year period.

Diluted earnings per share guidance for the full year is being increased to approximately $2.86 reported and $3.00 adjusted*, representing 24% adjusted* growth over prior year. Diluted earnings per share guidance for the second quarter is being increased to approximately $0.71 reported and $0.75 adjusted*, representing a 29% adjusted* increase over prior year. Second quarter guidance assumes increases in direct to consumer advertising spending related to MIS procedures and technologies, incremental legal and IT costs, and increased R&D spending primarily related to, but not limited to, biologics.

Conference Call

The Company will conduct its first quarter 2005 investor conference call on Tuesday, April 26, 2005, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed live via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference. Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from April 26, 2005 to April 29, 2005. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 5170737. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2004 sales were approximately $3 billion. The Company is supported by the efforts of more than 6,500 employees worldwide.

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Visit Zimmer on the worldwide web at www.zimmer.com

*Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition and integration expenses and inventory step-up. The term “net debt” refers to short-term and long-term debt obligations minus the Company’s cash and equivalents and restricted cash. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG and Implex Corp., the outcome of the Department of Justice investigation announced in March 2005 and the pending informal SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
(in millions, except per share amounts, unaudited)

	2005	2004	% Inc/(Dec)
Net Sales	$828.5	$742.2	12%
Cost of products sold	190.3	219.5	(13)

Gross Profit	638.2	522.7	22

Research and development	42.1	39.8	6
Selling, general and administrative	321.6	297.8	8
Acquisition and integration	16.9	31.3	(46)

Operating expenses	380.6	368.9	3

Operating Profit	257.6	153.8	68
Interest expense	7.2	9.8	(27)

Earnings before income taxes and minority interest	250.4	144.0	74
Provision for income taxes	76.6	46.4	65
Minority interest	(0.2)	—	N/A

Net Earnings	$173.6	$97.6	78

Earnings Per Common Share
Basic	$0.71	$0.40	78
Diluted	$0.70	$0.40	75

Weighted Average Common Shares Outstanding
Basic	246.1	242.9
Diluted	249.2	246.4

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2005 AND DECEMBER 31, 2004
(in millions)

	March 31,	December 31,
	2005	2004
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$57.0	$154.6
Restricted cash	18.0	18.9
Receivables, net	570.6	524.8
Inventories, net	551.9	536.0
Other current assets	281.0	326.6

Total current assets	1,478.5	1,560.9
Property, plant and equipment, net	643.1	628.5
Goodwill	2,494.5	2,528.9
Intangible assets, net	789.6	794.8
Other assets	185.7	182.4

Total Assets	$5,591.4	$5,695.5

Liabilities and Shareholders’ Equity

Current liabilities	$608.0	$673.5
Short-term debt	—	27.5
Other long-term liabilities	402.0	420.9
Long-term debt	426.3	624.0
Minority interest	1.6	7.1
Shareholders’ equity	4,153.5	3,942.5

Total Liabilities and Shareholders’ Equity	$5,591.4	$5,695.5

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
(in millions, unaudited)

	2005	2004
Cash flows provided by (used in) operating activities
Net earnings	$173.6	$97.6
Depreciation and amortization	45.1	41.7
Inventory step-up	2.0	31.0
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	29.2	75.5
Receivables	(53.1)	(38.8)
Inventories	(24.4)	(5.1)
Accounts payable and accrued expenses	(20.1)	(16.2)
Other assets and liabilities	0.2	8.3

Net cash provided by operating activities	152.5	194.0

Cash flows provided by (used in) investing activities
Additions to instruments	(42.6)	(37.6)
Additions to other property, plant and equipment	(18.4)	(13.0)
Investments in other assets	(9.2)	—

Net cash used in investing activities	(70.2)	(50.6)

Cash flows provided by (used in) financing activities
Proceeds from exercise of stock options	44.4	36.5
Net proceeds/(payments) on lines of credit	329.0	(149.3)
Payments on term loan	(550.0)	—
Debt issuance costs	(1.9)	—

Net cash provided by (used in) financing activities	(178.5)	(112.8)

Effect of exchange rates on cash and equivalents	(1.4)	0.6

Increase in cash and equivalents	(97.6)	31.2
Cash and equivalents, beginning of period	154.6	77.5

Cash and equivalents, end of period	$57.0	$108.7

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
(in millions, unaudited)

	Three Months Ended March 31,
	2005	2004	% Increase
Americas	$480.4	$422.7	14%
Europe	234.6	215.1	9
Asia Pacific	113.5	104.4	9

Total	$828.5	$742.2	12

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
(in millions, unaudited)

	Three Months Ended March 31,
	2005	2004	% Increase
Reconstructive	$689.4	$611.3	13%
Trauma	45.4	45.0	1
Spine	38.3	33.5	14
OSP	55.4	52.4	6

Total	$828.5	$742.2	12

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET EARNINGS
AND ADJUSTED* NET EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
(in millions, unaudited)

	Three Months
	Ended March 31,
	2005	2004
Net Earnings	$173.6	$97.6
Acquisition and integration	16.9	31.3
Inventory step-up	2.0	31.0
Tax benefit of acquisition and integration and inventory step-up	(5.6)	(22.3)

Adjusted Net Earnings	$186.9	$137.6

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DILUTED EPS
AND ADJUSTED* DILUTED EPS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
(unaudited)

	Three Months
	Ended March 31,
	2005	2004
Diluted EPS	$0.70	$0.40
Acquisition and integration	0.06	0.13
Inventory step-up	0.01	0.12
Tax benefit of acquisition and integration and inventory step-up	(0.02)	(0.09)

Adjusted* Diluted EPS	$0.75	$0.56

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(in millions, except per share amounts, unaudited)

	Reported 2005	Adjustments	Adjusted* 2005
Net Sales	$828.5	$—	$828.5
Cost of products sold	190.3	(2.0)	188.3

Gross Profit	638.2	2.0	640.2

Research and development	42.1	—	42.1
Selling, general and administrative	321.6	—	321.6
Acquisition and integration	16.9	(16.9)	—

Operating expenses	380.6	(16.9)	363.7

Operating Profit	257.6	18.9	276.5
Interest expense	7.2	—	7.2

Earnings before income taxes and minority interest	250.4	18.9	269.3
Provision for income taxes	76.6	5.6	82.2
Minority interest	(0.2)	—	(0.2)

Net Earnings	$173.6	$13.3	$186.9

Earnings Per Common Share
Basic	$0.71	$0.05	$0.76
Diluted	$0.70	$0.05	$0.75

Weighted Average Common Shares Outstanding
Basic	246.1		246.1
Diluted	249.2		249.2

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2004
(in millions, except per share amounts, unaudited)

	Reported 2004	Adjustments	Adjusted* 2004
Net Sales	$742.2	$—	$742.2
Cost of products sold	219.5	(31.0)	188.5

Gross Profit	522.7	31.0	553.7

Research and development	39.8	—	39.8
Selling, general and administrative	297.8	—	297.8
Acquisition and integration	31.3	(31.3)	—

Operating expenses	368.9	(31.3)	337.6

Operating Profit	153.8	62.3	216.1
Interest expense	9.8	—	9.8

Earnings before income taxes	144.0	62.3	206.3
Provision for income taxes	46.4	22.3	68.7

Net Earnings	$97.6	$40.0	$137.6

Earnings Per Common Share
Basic	$0.40	$0.17	$0.57
Diluted	$0.40	$0.16	$0.56

Weighted Average Common Shares Outstanding
Basic	242.9		242.9
Diluted	246.4		246.4

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET MARGIN
AND ADJUSTED* NET MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(unaudited)

Three Months Ended
March 31,
2005
Net Margin	21.0%
Acquisition and integration	2.0
Inventory step-up	0.3
Tax benefit of acquisition and integration and inventory step-up	(0.7)

Adjusted* Net Margin	22.6%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF OPERATING MARGIN
AND ADJUSTED* OPERATING MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(unaudited)

Three Months Ended
March 31,
2005
Operating Margin	31.1%
Acquisition and integration	2.0
Inventory step-up	0.3

Adjusted* Operating Margin	33.4%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF GROSS MARGIN
AND ADJUSTED* GROSS MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(unaudited)

Three Months Ended
March 31,
2005
Gross Margin	77.0%
Inventory step-up	0.3

Adjusted* Gross Margin	77.3%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DEBT AND NET DEBT*
AS OF MARCH 31, 2005 and DECEMBER 31, 2004
(in millions, unaudited)

	March 31,	December 31,
	2005	2004
Short-term debt	$—	$27.5
Long-term debt	426.3	624.0

Total debt	426.3	651.5

Cash and equivalents	57.0	154.6
Restricted cash	18.0	18.9

Total cash	75.0	173.5

Net debt*	$351.3	$478.0

ZIMMER HOLDINGS, INC.
RECONCILIATION OF PROJECTED DILUTED EPS
AND PROJECTED ADJUSTED* DILUTED EPS
(unaudited)

Projected three months ended June 30, 2005:
Diluted EPS	$0.71
Acquisition and Integration, net of tax	0.03
Inventory Step-up, net of tax	0.01

Adjusted* Diluted EPS	$0.75

Projected twelve months ended December 31, 2005:
Diluted EPS	$2.86
Acquisition and Integration, net of tax	0.12
Inventory Step-up, net of tax	0.02

Adjusted* Diluted EPS	$3.00